                                                                                                         Registration No. 333-
====================================================================================================================================

                                                 SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, DC 20549
                                                     ---------------------------


                                                              FORM S-8
                                                       REGISTRATION STATEMENT
                                                                under
                                                     The Securities Act of 1933
                                                     ---------------------------


                                                            S2 Golf Inc.
                                         (Exact Name of Issuer as specified in its charter)

                      New Jersey                                                                             22-2388568
(State or other jurisdiction of incorporation or organization)                                  (I.R.S. Employer Identification No.)

                    18 Gloria Lane
                 Fairfield, New Jersey                                                                         07004
       (Address of principal executive offices)                                                              (Zip Code)

                                                      1998 Employee Stock Plan
                                                  1984 Incentive Stock Option Plan
                                              1992 Stock Plan for Independent Directors
                                Written Compensation Contracts with Various Executives and Employees
                                       Written Compensation Contracts with Various Consultants
                                                        (Full Title of Plan)

                                                        Douglas A. Buffington
                                                       Chief Operating Officer
                                                            S2 Golf, Inc.
                                                           18 Gloria Lane
                                                        Fairfield, N.J. 07004
                                               (Name and address of agent for service)

                                                           (973) 227-7783
                                    (Telephone number, including area code, of agent for service)
                                                     ---------------------------


                                                              Copy to:
                                                      Ellen P. Mercer, Esquire
                                                      Doepken Keevican & Weiss
                                                        58th Floor, USX Tower
                                                          600 Grant Street
                                                   Pittsburgh, Pennsylvania 15219

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Securities          Amount to be             Proposed Maximum             Proposed Maximum               Amount of
      to be Registered          Registered (1)             Offering Price                  Aggregate            Registration Fee (2)
                                                              per Share               Offering Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par              1,202,595                     (2)                      $5,153,209                  $1,520.20
value
====================================================================================================================================


(1) Plus any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Registrant's 1998 Employee Stock Plan.

(2) The registration fee has been calculated as follows: (i) for shares issuable on exercise of options granted under the employee benefit plans listed above, pursuant to Rule 457(h), the registration fee is calculated based on the aggregate exercise price for such shares for which an exercise price is known (590,720 shares at exercise prices ranging from $0.875 to $5.625) or $2,017,350;
(ii) for restricted shares issued and issuable to directors under the 1992 Stock Plan for Independent Directors and registered for resale hereunder (50,000 shares), the registration fee is calculated pursuant to Rule 457(c) based on the average of the high and low prices for the Common Stock reported on the Nasdaq Small Cap System on July 8, 1998 ($5.125 per share) (or in the aggregate, $256,250) and (iii) for shares to be issued under the 1998 Employee Stock Plan and certain written compensation contacts with executives for which an exercise price is not known (561,875 shares), the registration fee is calculated pursuant to Rule 457(c) based on the average of the high and low prices for the Common Stock reported on the Nasdaq Small Cap System on July 8, 1998 ($5.125 per share) (or, in the aggregate, $2,879,609).

     In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

     This Registration Statement is intended to register the issuance by the Company of 1,152,595 shares of Common Stock which may be issued upon exercise of options granted to date and that may be granted in the future under the plans which are listed above. This Registration Statement and the reoffer prospectus included herein are intended to register for reoffer and/or resale 50,000 shares of Common Stock that have been issued and that may be issued in the future as "restricted securities" under the 1992 Stock Plan for Independent Directors, and shares of Common Stock that may be issued upon exercise of options granted or that may be granted in the future under the other plans listed above by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.

                               Page 2 of Form S-8

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants by S2 Golf, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of the information incorporated by reference in Item 3 of Part II of this Form S-8 will be delivered to plan participants, without charge, upon written or oral request made to Controller, S2 Golf, Inc., 18 Gloria Lane, Fairfield, New Jersey 07004.

     In addition, this Registration Statement and the reoffer prospectus included herein are intended to register for reoffer and/or resale shares of Common Stock that have been issued and that may be issued in the future as "restricted securities" under the 1992 Stock Plan for Independent Directors, shares of Common Stock that may be issued upon exercise of options granted or that may be granted in the future under the other plans listed above by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.



                               Page 3 of Form S-8

REOFFER PROSPECTUS

                                  S2 GOLF, INC.
                      Up to 800,002 Shares of Common Stock

     This Reoffer Prospectus (this "Prospectus") covers the resale by executive officers and directors (the "Selling Shareholders") of S2 Golf, Inc., a New Jersey corporation (the "Company"), of up to 800,002 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), acquired pursuant to the Company's 1992 Stock Plan for Independent Directors and to be acquired pursuant to the exercise of stock options granted and to be granted under various employee benefit plans embodied in written compensation contracts and to be granted pursuant to the Company's 1998 Employee Stock Plan.

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Company will pay all of the expenses associated with the registration of the Common Stock and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Common Stock.

     The Selling Shareholders may offer shares of the Common Stock from time to time to purchasers directly or through underwriters, dealers or agents. Such shares of the Common Stock may be sold at market prices prevailing at the time of sale or at negotiated prices.

     The Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (Small Cap) under the trading symbol "GOLF." The last sale price for the Common Stock on July __, 1998 was $_____ per share. The address of the principal executive offices of the Company is 18 Gloria Lane, Fairfield, New Jersey 07004 and its telephone number is (973) 227-7783.

     SEE "RISK FACTORS" ON PAGE __ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PURCHASER.

                             -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

     No dealer, salesman or other person has been authorized to give any information or to make any representation in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                            -------------------------

                  The date of this Prospectus is July ___, 1998



                               Page 4 of Form S-8

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

THE COMPANY....................................................

AVAILABLE INFORMATION..........................................

INCORPORATION OF DOCUMENTS BY REFERENCE........................

RISK FACTORS...................................................

USE OF PROCEEDS................................................

SELLING SHAREHOLDERS...........................................

PLAN OF DISTRIBUTION...........................................

LEGAL MATTERS..................................................

EXPERTS........................................................




                               Page 5 of Form S-8

                                   THE COMPANY

     S2 Golf, Inc., a New Jersey corporation (the "Company" or "Square Two"), manufactures and sells golf equipment throughout the United States. The Company, a proven leader in advanced golf technology, sells several club lines for women and men.

     The Company has effectively repositioned itself as one of the top value brands in the women's golf market. By concentrating much of its limited promotional and advertising resources on this market niche, the Company has developed a growing following among women golfers and the retailers who sell them clubs.

     The Company has always sought to provide women golfers with the best value in state-of-the-art golf technology. One of a few golf equipment manufacturers whose clubs carry a number of U. S. patents, the Company pioneered improvements in head design and shaft technology for women's clubs. Using its 17-year partnership with the Ladies Professional Golf Association ("LPGA"), through an advisory board of LPGA teaching professionals and its sponsorship of the Square Two/LPGA Custom Club Fitting Program, Square Two has introduced options in women's clubs that other manufacturers did not offer. As a result of its relationship with the LPGA, all of Square Two's women's clubs carry the distinctive LPGA logo.

     Square Two has remained committed to providing premium quality, high performance clubs at affordable prices. Because Square Two does not believe that superior designs must sell for superior prices, the Company believes that its clubs match or exceed the performance specifications of clubs costing two to three times more. The Company believes that Square Two's message of advanced technology at affordable prices has been warmly received by women golfers.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained upon written request addressed to the Commission, Public Reference Branch, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. Upon request, and when suitable arrangements can be made, such records may be sent to any other Commission office for inspection, including the Pacific Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval system are available through the Commission's Web site (http://www.sec.gov). Such reports and other information concerning the Company can also be inspected at the offices of the Company at 18 Gloria Lane, Fairfield, New Jersey 07004. The Company's Common Stock is traded on The Nasdaq Stock Market (Small Cap). Reports, proxy statements and other information concerning the Company may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or the document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in

                               Page 6 of Form S-8
its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission pursuant to applicable statutes are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 17, 1986 including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Company's Common Stock contained therein.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the Company's Executive Offices at 18 Gloria Lane, Fairfield, New Jersey 07004.


                               Page 7 of Form S-8

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this Prospectus before purchasing shares offered hereby.

Dependence on New Product Introductions; Uncertain Consumer Acceptance

     The Company's continued growth and success depend, in large part, on its ability to successfully develop and introduce new products accepted in the marketplace. Historically, consumers have rejected a large portion of new golf club technologies and product designs. There is no assurance that any new products that the Company may develop will meet with market acceptance. Failure by the Company to identify and develop innovative new products that achieve widespread acceptance could adversely affect the Company's future growth and profitability. Additionally, successful technologies, designs and product concepts are likely to be copied by competitors. The design of new golf clubs is also greatly influenced by the rules and interpretations of the United States Golf Association ("USGA"). Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by the USGA, the Company believes that it is important to its future success that new clubs introduced by the Company comply with USGA standards. There is no assurance that new products will receive USGA approval or that existing USGA standards will not be altered in ways that adversely affect the sales of the Company's products.

Patents and Protection of Proprietary Technology

     The Company's ability to compete effectively in the golf club market depends, in part, on its ability to maintain the proprietary nature of its technologies and products. The Company currently holds three U. S. patents relating to certain of its products and proprietary technologies. There is no assurance, however, as to the degree of protection afforded by these patents.

     There is no assurance that existing patents held by third parties would not be used as a basis to challenge the validity of one or more of the Company's patent rights, to limit the scope of the Company's patent rights or to limit the Company's ability to obtain additional or broader patent rights. There is no assurance that such patent holders or other third parties will not claim infringement by the Company with respect to current and future products. In addition, presently pending patent applications may eventually issue with claims that will be infringed by the Company's products or technologies. The defense and prosecution of patent suits is costly and time-consuming, even if the outcome is favorable. An adverse outcome in the defense of a patent suit could subject the Company to significant liabilities to third parties, require the Company to cease selling products or require disputed rights to be licensed from third parties. Such licenses may not be available on satisfactory terms, or at all. The Company also relies on unpatented proprietary technology. Third parties could develop the same or similar technology or otherwise obtain access to the Company's proprietary technology.

Highly Competitive Industry

     The market for golf clubs is highly competitive. The Company's competitors include a number of established companies, many of which have greater financial and other resources than the Company. The purchasing decisions of many golfers are often the result of highly subjective preferences, which can be influenced by many factors, including, among others, advertising, media, promotions and product endorsements. The Company could therefore face substantial competition from existing or new competitors that introduce and successfully promote golf clubs that achieve market acceptance. Such competition could result in significant price erosion or increased promotional expenditures, either of which could have a material adverse effect on the Company's business, operating results and financial condition. There is no assurance that the Company will be able to compete successfully against current and future competitors or that its business, operating results and financial condition will not be adversely affected by increased competition in the markets in which it operates.

                               Page 8 of Form S-8

Sources of Supply

     The Company relies on a limited number of suppliers for a significant portion of the component parts used in the manufacture of its golf clubs. The Company could in the future experience shortages of components or periods of increased price pressures, which could have a material adverse effect on the Company's business, operating results or financial condition. In addition, failure to obtain adequate supplies or fulfill customer orders on a timely basis could have a material adverse effect on the Company's business, operating results and financial condition.

Seasonability and Quarterly Fluctuations; Discretionary Consumer Spending

     Golf generally is regarded as a warm weather sport, and sales of golf equipment historically have been strongest during the second and third quarters, with the weakest sales occurring during the fourth quarter. In addition, sales of golf clubs are dependent on discretionary consumer spending, which may be affected by general economic conditions. A decrease in consumer spending generally could result in decreased spending on golf equipment, which could have a material adverse effect on the Company's business, operating results and financial condition. In addition, the Company's future results of operations could be affected by a number of other factors, such as unseasonal weather patterns; demand for and market acceptance of the Company's existing and future products; new product introductions by the Company's competitors; competitive pressures resulting in lower than expected average selling prices; and the volume of orders that are received and that can be fulfilled in a quarter. Any one or more of these factors could result in the Company failing to achieve its expectations as to future sales or net income.

     Because most operating expenses are relatively fixed in the short term, the Company may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected sales shortfall, which could materially adversely affect quarterly results of operations. If technological advances by competitors or other competitive factors require the Company to invest significantly greater resources than anticipated in research and development or sales and marketing efforts, the Company's business, operating results or financial condition could be materially adversely affected. Accordingly, the Company believes that period-to-period comparisons of its results of operations should not be relied upon as an indication of future performance. In addition, the results of any quarter are not indicative of results to be expected for a full fiscal year. As a result of fluctuating operating results or other factors discussed above and below, in certain future quarters the Company's results of operations may be below the expectations of investors. In such event, the market price of the Company's Common Stock could be materially adversely affected.

Certain Risks of Conducting Business Abroad

     The Company imports a significant portion of its component parts, including heads, shafts, headcovers and grips, from companies in Taiwan, China, Thailand and Korea. As a result, the company's business is subject to the risks generally associated with doing business abroad, such as foreign government regulations, foreign consumer preferences, import and export control, political unrest, disruptions or delays in shipments and changes in economic conditions and exchange rates in countries in which the Company purchases components or sells its products.

LPGA Contract

     The Company has entered into an agreement with the LPGA Tournament Players Corporation (operating as the Ladies Professional Golf Association) (the "LPGA Contract") which grants the Company the exclusive right to use the LPGA name and logo on its women's golf clubs and the non-exclusive right to use the LPGA name and logo on certain of its other products, including golf bags. The Company has renewed the exclusive licensee agreement through the year 2000 at which time the agreement will become non-exclusive through 2003. At the end of 2003, the Company will have the option to renew for two consecutive years under the same terms and conditions. The agreement entitles the Company to use the license granted on a worldwide basis. The Company is obligated to pay a license fee to the LPGA and a royalty fee based on sales volume.


                               Page 9 of Form S-8

     The LPGA Contract is important to the Company's marketing efforts in its primary niche of women's golf clubs. Any development which might result in early termination of the LPGA Contract could have a material adverse effect on the Company's business, operating results and financial condition. As indicated above, the license granted to the Company under the LPGA Contract becomes non-exclusive at the end of the year 2000 and continues on a non-exclusive basis until the end of 2003 (or the end of 2005 at the Company's option). Although the Company expects to continue its close relationship with the LPGA after that time, the non-renewal of this license could have an adverse effect on the Company.

Control by Principal Stockholders

     WESMAR Partners Limited Partnership (whose Co-Managing  Partners are Robert
L. Ross and Richard M. Maurer who are directors and officers of the Company) owns approximately 63% of the outstanding Common Stock. As a result, WESMAR Partners Limited Partnership is in a position to exercise control of matters submitted to the Company's stockholders, including the election of directors.

                                 USE OF PROCEEDS

     The Selling Shareholders will receive all of the net proceeds from the sale of the shares of Common Stock owned by the Selling Shareholders and offered hereby. The Company will receive none of the proceeds of the sale of such shares of Common Stock.




                               Page 10 of Form S-8

                              SELLING SHAREHOLDERS

     Set forth below is (a) the name of each Selling Shareholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock that each Selling Shareholder beneficially owns or will beneficially own on exercise of currently exercisable options; (c) the number of shares of Common Stock offered pursuant to this Prospectus by each Selling Shareholder; and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after giving effect to this offering. The Selling Shareholders are listed herein, and all shares registered hereby that are beneficially owned by a Selling Shareholder or issuable on exercise of employee stock options granted to a Selling Shareholder are deducted from the number and percentage of shares owned after the Offering, whether or not any Selling Shareholder has a present intention to resell.

                                                                                                       Percentage
Name of                                  No. of Shares                            No. of Shares        Ownership
Beneficial           Relationship to     Beneficially         No. of Shares       Owned After          After the
Owner                the Company         Owned                Offered Hereby      the Offering         Offering
----------           --------------      ---------------      --------------      ---------------      --------
Robert L. Ross       Chief Executive      1,451,096 (1)               50,000           1,399,096             63.9%
                     Officer;
                     Director

Douglas A.           President;              43,500 (2)               43,500                   0                 0
Buffington           Chief Operating
                     and Financial
                     Officer;
                     Treasurer;
                     Director

Randy Hamill         Senior Vice             55,517 (3)               44,627              11,250              2.5%
                     President

Richard M.           Secretary;           1,451,096 (4)               50,000           1,399,096             63.9%
Maurer               Director

Mary Ann             Director                    10,007               10,007                   0                 0
Jorgensen

Frederick B.         Director                    10,490               10,490                   0                 0
Ziesenheim

     (1) Includes 1,399,096 shares owned directly by Wesmar Partners. Mr. Ross is an officer, director and principal shareholder of Maurer Ross & Co., Incorporated, the general partner of MR & Associates, the managing general partner of Wesmar Partners. Also includes 50,000 shares issuable on exercise of employee stock options granted to Mr. Ross.

     (2) Includes 43,500 shares issuable on exercise of employee stock options granted to Mr. Buffington.

     (3) Includes 44,267 shares issuable on exercise of employee stock options granted to Mr. Hamill. Does not include shares owned by various members of Mr. Hamill's family with respect to which shares he disclaims beneficial ownership.

     (4) Includes 2,000 shares which are held directly by two trusts of which Mr. Maurer is co-trustee and with respect to which he shares voting and investment power and 1,399,096 shares owned directly by Wesmar Partners with respect to which he shares voting and investment power and 50,000 shares issuable on exercise of employee stock options granted to Mr. Maurer. Mr. Maurer is an officer, director and principal shareholder of

                               Page 11 of Form S-8

Maurer Ross & Co., Incorporated, the general partner of MR & Associates, the managing general partner of Wesmar Partners.

     In addition to the persons listed above, shares registered for resale hereunder may be issued to the Company's executive officers and employee directors under the Company's 1998 Employee Stock Plan and to the Company's non-employee directors under the Company's 1992 Stock Plan for Independent Directors. Such persons will be identified in a supplement to this Reoffer Prospectus as options are granted or shares are issued under such plans.

                               Page 12 of Form S-8

                              PLAN OF DISTRIBUTION

     The Selling Shareholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but it is anticipated that the Selling Shareholders may sell all or a portion of the shares of Common Stock from time to time to purchasers directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the shares of Common Stock for whom they may act as agent. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock might be deemed to be underwriters, and any profit on the sale of such shares of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The shares of Common Stock may be sold on the Nasdaq Small Cap System or in privately negotiated transactions. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders. There is no assurance that the Selling Shareholders will sell any or all the Common Stock described herein and may transfer, devise or gift such shares by other means not described herein.

                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed on for the Company by Doepken, Keevican & Weiss, P.C., Pittsburgh, Pennsylvania.

                                     EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               Page 13 of Form S-8

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-K for the Year ended December 31, 1997.

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed January 17, 1986.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock being  offered  hereby will be passed upon
for  the  Company  by  Doepken,   Keevican  &  Weiss  Professional  Corporation,
Pittsburgh, Pennsylvania.



                               Page 14 of Form S-8

Item 6.  Indemnification of Directors and Officers

     The Company's Bylaws effectively provide that the Company, to the full extent permitted by the New Jersey Business Corporation Act (the "NJ BCA"), as amended from time to time, shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

     Section 14A:3-5 of the NJ BCA permits a corporation to indemnify its directors and officers against amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties ("liabilities") and reasonable costs, disbursements and counsel fees ("expenses") in connection with any pending, threatened or completed action, suit or proceeding, any appeal therefrom and any inquiry or investigation which could give rise to such an action, suit or proceeding (a "proceeding") brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses incurred by directors and officers in connection with any proceeding and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Superior Court or the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits.

4.1  1998 Employee Stock Plan

4.2 Amended and Restated Certificate of Incorporation of the Company dated June 28, 1991 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991).

4.3 Amended and Restated Bylaws of the Company dated December 6, 1991 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1991).

5.1  Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Deloitte & Touche.

24.1 Powers of Attorney (included on signature page of the Registration Statement).



                               Page 15 of Form S-8

Item 9.  Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               Page 16 of Form S-8

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of New Jersey, on July 13, 1998.

                               S2 GOLF, INC.
                              (Registrant)

                      By:      /s/ Douglas A. Buffington
                               -------------------------------------------------
                               Douglas A. Buffington, President, Chief Financial Officer, Chief Operating Officer and Treasurer


     Pursuant to the requirements of the Securities Act of 1933 of the registrant's Board of this Registration Statement has been signed by the following persons in the Capacities and on the date indicated.

               Signature                                       Title                                 Date
---------------------------------------       --------------------------------------       ---------------------------
/s/ Douglas A. Buffington                     Director, President, Chief Financial               July 13, 1998
-------------------------------------         Officer, Chief Operating Officer and
Douglas A. Buffington                         Treasurer


/s/ Robert L. Ross                            Chairman of the Board and Chief                    July 13, 1998
-------------------------------------
Robert L. Ross                                Executive Officer

/s/ Richard M. Maurer                         Director and Secretary                             July 13, 1998
-------------------------------------
Richard M. Maurer

/s/ Mary Ann Jorgensen                        Director                                           July 13, 1998
-------------------------------------
Mary Ann Jorgensen

/s/ Frederick B. Ziesenheim                   Director                                           July 13, 1998
-------------------------------------
Frederick B. Ziesenheim





                               Page 17 of Form S-8

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Ross and Richard M. Maurer, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                 Date
---------------------------------------       --------------------------------------       ---------------------------
/s/ Douglas A. Buffington                     Director, President, Chief Financial               July 13, 1998
-------------------------------------         Officer, Chief Operating Officer and
Douglas A. Buffington                         Treasurer


/s/ Robert L. Ross                            Chairman of the Board and Chief                    July 13, 1998
-------------------------------------
Robert L. Ross                                Executive Officer

/s/ Richard M. Maurer                         Director and Secretary                             July 13, 1998
-------------------------------------
Richard M. Maurer

/s/ Mary Ann Jorgensen                        Director                                           July 13, 1998
-------------------------------------
Mary Ann Jorgensen

/s/ Frederick B. Ziesenheim                   Director                                           July 13, 1998
-------------------------------------
Frederick B. Ziesenheim



                               Page 18 of Form S-8